EXHIBIT 10.1

                         Global Beverage Solutions, Inc.
                        2 S. University Drive, Suite 220
                            Plantation, Florida 33324



                                                      October 9, 2007


Mr. Savatore Russo
SOS Resource Services, Inc.
601 NE 36th Street
Suite 2009
Miami, FL 33137

Re:  Resale of Secured Promissory Note

Dear Mr. Russo:

     This letter agreement sets forth our understanding regarding the resale by Global Beverage Solutions, Inc. ("Global Beverage") to SOS Resource Services, Inc. (the "Buyer") of that certain secured promissory note, dated as of January 16, 2007 (the "Secured Promissory Note"), issued by Rudy Partners, Ltd. to Global Beverage.

     In consideration of the mutual agreements and understandings set forth herein, the parties hereto hereby agree as follows:

     1. Agreement to Repurchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, Global Beverage hereby agrees to sell, and the Buyer hereby agrees to buy, the Secured Promissory Note for an aggregate purchase price of $700,000 (the "Purchase Price").

     2. Payment and Delivery. Payment of the Purchase Price for the Secured Promissory Note shall be made on the date hereof (i) by wire transfer of $100,000 to an account designated by Global Beverage and (ii) delivery of a note, in the form attached hereto as Exhibit A, by the Buyer in the principal amount of $600,000, against delivery of the Secured Promissory Note.

     3. Representations and Warranties of Global Beverage. Global Beverage represents and warrants to the Buyer that:

     (a) Global Beverage has the full power and authority to enter into, execute and deliver this letter agreement and perform the obligations contained herein;

     (b) the execution and delivery by Global Beverage of this letter agreement and the performance by it of its obligations contemplated in this letter agreement have been duly authorized by all necessary corporate or other action of Global Beverage;

     (c) the execution, delivery and performance of this letter agreement by Global Beverage will not conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute (with notice or lapse of time or both) a default under, any instrument, contract or other agreement to which Global Beverage is a party or by which it is bound; and

     (d) Global Beverage is the owner of, and has and at all relevant times will have good and marketable title to the Secured Promissory Note, free and clear of all liens, pledges and encumbrances of any kind.

     4. Representations and Warranties of the Buyer. The Buyer represents and warrants to Global Beverage that:

     (a) the Buyer has the full power and authority to enter into, execute and deliver this letter agreement and perform the obligations contained herein;

     (b) the execution and delivery by Buyer of this letter agreement and the performance by it of its obligations contemplated in this letter agreement have been duly authorized by all necessary corporate or other action of the Buyer;

     (c) the execution, delivery and performance of this letter agreement by the Buyer will not conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute (with notice or lapse of time or both) a default under, any instrument, contract or other agreement to which the Buyer is a party or by which it is bound;

     (d) THE BUYER UNDERSTANDS THAT THE SECURED PROMISSORY NOTE IS A SPECULATIVE INVESTMENT WHICH INVOLVES A HIGH DEGREE OF RISK OF LOSS BY IT OF ITS ENTIRE INVESTMENT;

     (e) the Buyer is knowledgeable and experienced in financial and business matters. The Buyer is capable of evaluating the merits and risks of an investment in the Secured Promissory Note;

     (f) the Buyer is an "accredited investor" as defined in Rule 501(a) of the Securities Act of 1933 (the "Securities Act");

     (g) the Buyer acknowledges that neither Global Beverage nor any person acting on its behalf offered to sell the Secured Promissory Note by means of any form of general solicitation or advertising;

     (h) the Buyer is acquiring the Secured Promissory Note for its own account, for investment only and not with a view toward the resale, fractionalization, division or distribution thereof and the Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement for any such resale, distribution, division or fractionalization thereof; and

     (i) the Buyer understands that the Secured Promissory Note has not been registered under the Securities Act or under any state securities laws and, therefore, the Secured Promissory Note cannot be resold or otherwise transferred unless subsequently registered under the Securities Act, or an exemption from such registration is available.

     5. Governing Law. This letter agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without regard to the principles of conflict of laws that would provide for application of another law.

     6. Entire Agreement; Counterparts. This Agreement contains the entire agreement between the parties with respect to the Secured Promissory Note. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this letter agreement with respect to the Secured Promissory Note shall be null and void. This letter agreement may be executed in counterparts, each of which when taken together shall constitute an original of this letter agreement.

     7. Notices. All notices, other communications or documents provided for or permitted to be given hereunder shall be made in writing and shall be given either personally by hand-delivery, by facsimile transmission, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by reputable courier guaranteeing overnight delivery:

     (a) if to the Buyer, to

         SOS Resources Service, Inc.
         601 NE 36th Street
         Suite 2009
         Miami, FL 33137
         Attention: Mr. Salvatore Russo
         Fax: (786) 364-3603

     (b) if to Global Beverage, to:

         Global Beverage Solutions, Inc.
         2 S. University  Drive, Suite  220
         Plantation, Florida 33324
         Attention: Jerry Pearring
         Fax: (954) 333-3941

     Each party, by written notice given to each other in accordance with this paragraph 7 may change the address to which notices, other communications or documents are to be sent to such party. All notices, other communications or documents shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when receipt is acknowledged orally by addressee or by machine confirmation of transmission, if by facsimile transmission; (iii) five business days after having been deposited in the mail, postage prepaid, if mailed by first class air mail; and (iv) on the first business day with respect to which a reputable air courier guarantees delivery; provided, however, that notices of a change of address shall be effective only upon receipt.

     8. Successors and Assigns. This letter agreement shall be binding upon the Buyer and Global Beverage and their successors and assigns.

                  [Remainder of Page Intentionally Left Blank]


     If this letter agreement correctly sets forth our understanding, please so acknowledge by signing below and returning a signed copy of the letter agreement to Global Beverage.


                               GLOBAL BEVERAGE SOLUTIONS, INC.


                               By: /s/ Jerry Pearring
                                   --------------------------------------------
                                   Name: Jerry Pearring
                                   Title: Chief Executive Officer and President



Acknowledged and Agreed
to as of the date first
written above:  October 9, 2007


By: /s/ Salvatore Russo
   -----------------------------
    Name: Salvatore Russo
    Title: President

                                    Exhibit A
                                    ---------

                                  FORM OF NOTE


SOS Resource Services
601 NE 36th Street
Suite 2009
Miami, FL 33131                                                    $600,000.00
October 10, 2007


                                 PROMISSORY NOTE

     FOR VALUE RECEIVED, the undersigned, SOS Resources(the "Borrower"), promises to pay to the order of Global Beverage Solutions, Inc. (the "Lender"), at the Lender's offices at 2 S. University Drive, Suite 220, Plantation, Florida 33324, or at such other place as the holder of this Promissory Note may from time to time designate, the principal sum of Six hundred Thousand Dollars and Zero Cents ($600,000.00) (the "Principal Sum"), together with interest thereon at the rate or rates hereafter specified and all other sums which may be owing to the Lender by the Borrower pursuant to this Promissory Note. The following terms shall apply to this Promissory Note.

     1. Schedule of Payments: Eight (8) payments of $75,000 shall be paid weekly to Global Beverage Solutions at the above address on the following dates:

                           Date                     Payment
                           ----                     -------
                    October 22, 2007                $75,000
                    October 29, 2007                $75,000
                    November 5, 2007                $75,000
                    November 12, 2007               $75,000
                    November 19, 2007               $75,000
                    November 26, 2007               $75,000
                    December 3, 2007                $75,000
                    December 10, 2007               $75,000
--------------------------------------------------------------------------------
                    Total Eight (8) Payments        $600,000


          1) Final Payment of Unpaid Principal Sum and Interest. Payment of any unpaid Principal and any unpaid Interest shall be made on December 10, 2007. Nothing herein shall prevent Borrower from prepaying this Promissory
     Note in whole or in part at any time or from time to time without premium or additional interest. Unless applicable law provides otherwise, all payments received by Lender shall be applied: first, to all costs of collection and attorney fees; second, to interest due; and last, to principal due under the Promissory Note.

     2. Expenses of Collection. Upon a default under this Promissory Note, this Promissory Note may be referred to an attorney for collection. Should this Promissory Note be referred to an attorney for collection, whether or not judgment has been confessed or suit has been filed, the Borrower shall pay all of the holder's reasonable costs, fees (including, but not limited to, reasonable attorneys' fees) and expenses resulting from such referral.

     3. Waiver of Protest. The Borrower and all parties to this Promissory Note, whether maker, endorser, or guarantor, waive presentment, notice of dishonor and protest.

     4. Notices. Any notice required or permitted by or in connection with this Promissory Note shall be given as follows:

        To the Lender:

        Global Beverage Solutions, Inc.
        2 S. University Drive, Suite 220
        Plantation, Florida 33324
        Attention: Jerry Pearring
        Fax: (954) 333-3941

        To the Borrower:

        SOS Resource Services, Inc. 601
        NE 36th Street
        Suite 2009
        Miami, FL 33137
        Attention: Salvatore Russo
        Fax: (786) 364-3603

Notwithstanding anything to the contrary, all notices and demands for payment from the holder actually received in writing by the Borrower shall be considered to be effective upon the receipt thereof by the Borrower regardless of the procedure or method utilized to accomplish delivery thereof to the Borrower.

     5. Binding Effect. This Promissory Note shall inure to the benefit of and be enforceable by the Lender and the Lender's successors and assigns and any other person to whom the Lender may grant an interest in the Borrower's obligations to the Lender, and shall be binding and enforceable against the Borrower and the Borrower's successors and assigns.

     6. Severability. If any provision or part of any provision of this Promissory Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, thereof had never been contained herein, but only to the extent of its invalidity, illegality or unenforceability.



                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Borrower has executed this Promissory Note as of the day and year and at the place first written above.

                                           THE BORROWER:

                                           /s/ Salvatore Russo
                                           ------------------------
                                           Name: Salvatore Russo
                                           Title: President